Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ivan D. Meyerson and Kristina Veaco, and each or either of them, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments and any additional registration statement or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended) to a registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts, each of which shall constitute an original.

Wayne A. Budd	David M. Lawrence

Wayne A Budd, Esq., Director	David. M. Lawrence, M.D., Director

Jeffrey C. Campbell	Robert W. Matschullat

Jeffrey C. Campbell, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Robert W. Matschullat, Director

John H. Hammergren	James V. Napier

John H. Hammergren, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	James V. Napier, Director

Alton F. Irby III	Nigel A. Rees

Alton F. Irby III, Director	Nigel A. Rees, Vice President and Controller (Principal Accounting Officer)

M. Christine Jacobs	Jane E. Shaw

M. Christine Jacobs, Director	Jane E. Shaw, Director

Marie L. Knowles	Richard F. Syron

Marie L. Knowles, Director	Richard F. Syron, Director

Dated: August 26, 2005